GROUP AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Algonquin Power & Utilities Corp., a Canadian corporation (the “Company”);

WHEREAS, Starboard Value and Opportunity Master Fund III LP, a Cayman Islands exempted limited partnership (“Starboard V&O III Fund”), Starboard Value and Opportunity S LLC, a Delaware limited liability company (“Starboard S LLC”), Starboard Value and Opportunity C LP, a Delaware limited partnership (“Starboard C LP”), Starboard Value R LP, a Delaware limited partnership, Starboard Value and Opportunity Master Fund L LP, a Cayman Islands exempted limited partnership (“Starboard L Master”), Starboard Value L LP, a Delaware limited partnership, Starboard Value R GP LLC, a Delaware limited liability company, Starboard G Fund, L.P., a Delaware limited partnership (“Starboard G LP”), Starboard Value G GP, LLC, Starboard X Master Fund II LP, a Cayman Islands exempted limited partnership (“Starboard X Master II”), Starboard Value A LP, Starboard Value A GP LLC, Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Jeffrey C. Smith and Peter A. Feld (collectively, “Starboard”), Brett C. Carter, Christopher Lopez and Robert A. Schriesheim (collectively, the “Group”), wish to form a group and be joint actors for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the Company’s 2024 annual general meeting of shareholders or any special meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 21st day of March, 2024 by the parties hereto:

1.       In the event that the Group becomes obligated to file a statement on Schedule 13D while this agreement (the “Agreement”) is in effect, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an Early Warning Report in accordance with National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues (“NI 62-103”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D or on an Early Warning Report, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/her/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this agreement is in effect, each of Brett C. Carter, Christopher Lopez and Robert A. Schriesheim agrees to provide Starboard advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which he or she has, or would have, direct or indirect beneficial ownership so that Starboard has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by Brett C. Carter, Christopher Lopez and Robert A. Schriesheim. Each of Brett C. Carter, Christopher Lopez and Robert A. Schriesheim agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Starboard.

3.       So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

4.       Each of the undersigned agrees to form the Group and be joint actors for the purpose of seeking representation on the Board, including through the nomination of director candidates for election at the Meeting, and taking all other action necessary or advisable to achieve the foregoing.

5.       Starboard V&O III Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard G LP, Starboard X Master II and Starboard Value LP shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses on a pro rata basis between Starboard V&O III Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard G LP, Starboard X Master II and Starboard Value LP through a certain account managed by Starboard Value LP (the “Starboard Value LP Account”) based on the number of Shares in the aggregate beneficially owned by each of Starboard V&O III Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard G LP, Starboard X Master II and held in the Starboard Value LP Account on the date hereof.

6.       Each of the undersigned agrees that any SEC filing, filing under applicable Canadian securities laws, press release or shareholders communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be first approved by Starboard, or its representatives, which approval shall not be unreasonably withheld.

7.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Subject to Section 2 hereof, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws and each of Brett C. Carter’s, Christopher Lopez’s and Robert A. Schriesheim’s obligations under its compensation agreement with Starboard.

8.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.       In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.       Any party hereto may terminate his/her/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Andrew Freedman, email afreedman@olshanlaw.com, and Meagan Reda, mreda@olshanlaw.com.

11.       Each party acknowledges that Olshan shall act as counsel for both the Group and Starboard and its affiliates relating to their investment in the Company.

12.       Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act and if applicable will be described in a press release and Early Warning Report in accordance with NI. 62-103.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND III LP

By: Starboard Value A LP,

its general partner

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP,

its manager

STARBOARD VALUE AND OPPORTUNITY C LP

By: Starboard Value R LP,

its general partner

STARBOARD X MASTER FUND II LP

By: Starboard Value R LP,

its general partner

STARBOARD VALUE R LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value L LP,

its general partner

STARBOARD VALUE L LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD G FUND, L.P

By: Starboard Value G GP, LLC,

its general partner

STARBOARD VALUE G GP, LLC

By: Starboard Value A LP,

its general partner

STARBOARD VALUE A LP

By: Starboard Value A GP LLC,

its general partner

STARBOARD VALUE LP

By: Starboard Value GP LLC,

its general partner

STARBOARD VALUE GP LLC

By: Starboard Principal Co LP,

its member

STARBOARD PRINCIPAL CO LP

By: Starboard Principal Co GP LLC,

its general partner

STARBOARD PRINCIPAL CO GP LLC

STARBOARD VALUE A GP LLC

STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Peter A. Feld

/s/ Brett C. Carter
Brett C. Carter

/s/ Cristopher Lopez
CHRISTOPHER LOPEZ

/s/ Robert A. Schriesheim
Robert A. Schriesheim